                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): APRIL 21, 2006

                         NORTH FORK BANCORPORATION, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                        1-10458                 36-3154608
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                  275 Broadhollow Road Melville, New York 11747
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, Including Area Code (631) 531-2970

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 21, 2006, North Fork Bancorporation, Inc. (the "Company") issued a press release reporting earnings, per share earnings, commercial loan advances and deposit growth for the first quarter of 2006. Net income for the quarter ended March 31, 2006 was $210 million or $.46 diluted earnings per share compared to $259 million or $.55 diluted earnings per share for the comparable period in 2005. Linked quarter net income and diluted earnings per share remained substantially unchanged. The full text of the earnings release is included herein as Exhibit 99.1 and is incorporated herein by reference.

     The press release contains supplemental financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of the Company's performance. The Company's management believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits:

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
Exhibit
 Number   Description
-------   -----------
  99.1    Press release issued by North Fork Bancorporation, Inc. on
          April 21, 2006.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2006

NORTH FORK BANCORPORATION, INC.


/s/ Daniel M. Healy
-------------------------------------
Daniel M. Healy
Executive Vice President
Chief Financial Officer


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